                The Universal Institutional Funds, Inc. Mid Cap
                                 Value Portfolio
                          Item 77(O) 10F-3 Transactions
                         January 1, 2008 - June 30, 2008

                                                                Amount of       % of
                                   Offering        Total         Shares       Offering     % of Funds
Security    Purchase/    Size of   Price of      Amount of      Purchased    Purchased       Total                    Purchased
Purchased  Trade Date    Offering  Shares        Offering       By Fund      By Fund        Assets       Brokers       From
---------- ------------ ---------- ---------- --------------- ------------ ------------- ------------- ------------- ------------

CIT Group  04/21/08         -      $50.00     $500,000,000.00  $320,000       0.06%         0.24%      JPMorgan,     JPMorgan
Inc. PFD                                                                                               Morgan        Securities
 8.750                                                                                                 Stanley,
                                                                                                       Lehman
                                                                                                       Brothers,
                                                                                                       Citi